UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2017

MOLSON COORS BREWING COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number: 1-14829

Delaware	84-0178360
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1801 California Street, Suite 4600, Denver, Colorado 80202
1555 Notre Dame Street East, Montréal, Québec, Canada, H2L 2R5
(Address of principal executive offices, including zip code)

(303) 927-2337 / (514) 521-1786
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

Credit Agreement

On July 7, 2017, Molson Coors Brewing Company (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) by and among the Company, Molson Canada 2005, Molson Coors International LP, Molson Coors Canada Inc. and Molson Coors Brewing Company (UK) Limited (together with the Company, the “Borrowers”), the lenders party thereto, Citibank, N.A., as Administrative Agent and an Issuing Bank, and Bank of America, N.A. and The Bank of Tokyo Mitsubishi UFJ, LTD., as Issuing Banks.  The Credit Agreement replaces the $750,000,000 Credit Agreement, dated as of June 18, 2014, among the Borrowers, Deutsche Bank AG New York Branch, as Administrative Agent and an Issuing Bank, Deutsche Bank AG, Canada Branch, as Canadian Administrative Agent, and Bank of America, N.A., as an Issuing Bank (as amended, the “2014 Credit Agreement”).

The Credit Agreement provides for (i) a five-year revolving credit facility of up to $1.5 billion, and (ii) the right of the Borrowers to request an increase in the credit facility by an amount not to exceed the sum of (A) $500 million and (B) such additional amounts as would not cause the Company’s leverage ratio to exceed 4.00:1.00 on a pro forma basis after giving effect to such increase that is not committed by any lender. Unless terminated earlier or extended pursuant to the terms of the Credit Agreement, the Credit Agreement will mature on July 7, 2022, subject to extension of the maturity date in certain circumstances up to an additional two years, and the principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, if any, will be payable in full on such maturity date.

Loans under the Credit Agreement will bear interest, at the Borrowers’ option, at a variable rate (a) for U.S. dollar denominated loans, based on LIBOR or a base rate that is based on the highest of (i) a U.S. prime rate, (ii) the federal funds rate plus 0.5% and (iii) the LIBOR rate for one month plus 1% and, in the case of LIBOR loans, plus an applicable margin depending on the rating of the Company’s Index Debt (as defined in the Credit Agreement), (b) for Canadian dollar denominated loans, based on the greater of (i) a Canadian prime rate and (ii) the CDOR Rate (as defined in the Credit Agreement) plus 0.5%, (c) for Canadian dollar denominated bills of exchange, based on an applicable margin based on the Index Debt rating and (d) for U.K. Pound or Euro denominated loans, based on LIBOR plus an applicable margin based on the Index Debt rating. The applicable margin ranges, in the case of LIBOR loans, from 0.875% to 1.875% per annum, depending upon the Index Debt rating. With respect to loans accruing interest based on a base rate, interest payments are due quarterly in arrears on the last day of each fiscal quarter.  With respect to loans accruing interest based on LIBOR, interest payments are due on the last day of the applicable interest period, or, if such interest period is greater than three months, the last day of each such three-month period.  In the case of a payment default, the otherwise applicable interest rate may be raised 2.00% per annum on all overdue amounts. The Credit Agreement requires the Company to pay to the Administrative Agent, for the benefit of each lender, a commitment fee, which will accrue in an amount that ranges between 0.10% and 0.30% per annum, depending upon the Index Debt rating, for the daily average undrawn commitment of each lender until such commitment terminates.

Letters of credit under the Credit Agreement will be issued by the Administrative Agent, an Issuing Bank or such other lender as agreed to by the parties in an aggregate face amount up to $150 million.

The Credit Agreement contains customary events of default and specified representations and warranties and covenants, including, among other things, covenants that restrict the ability of the Company and its subsidiaries to incur certain additional priority indebtedness, create or permit liens on assets, or engage in mergers or consolidations. The Credit Agreement also requires the Company to maintain a maximum leverage ratio as of the last day of each fiscal quarter, with such maximum leverage ratio ranging from not greater than 5.75:1.00 to 4.00:1.00, depending on the fiscal quarter.

If an event of default under the Credit Agreement shall occur and be continuing, the commitments thereunder may be terminated and the principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, may be declared immediately due and payable.

The obligations under the Credit Agreement are general unsecured obligations of the Borrowers. In connection with the Credit Agreement, the Company and certain of its subsidiaries entered into a Subsidiary Guarantee Agreement, dated July 7, 2017 (the “Subsidiary Guarantee Agreement”), pursuant to which certain subsidiaries of the Company agreed to guarantee the obligations of the Borrowers under the Credit Agreement.

The foregoing description of the material terms of the Credit Agreement and the Subsidiary Guarantee Agreement is qualified by reference to the Credit Agreement and the Subsidiary Guarantee Agreement, respectively, copies of which are attached hereto as Exhibits 10.1 and 10.2, and incorporated by reference herein.

Commercial Paper Program

In connection with the entry into the Credit Agreement, on July 12, 2017, the Company increased the size of its existing commercial paper program from a maximum aggregate amount outstanding at any time of up to $750 million to $1.5 billion (the “Commercial Paper Program”).  Pursuant to the Commercial Paper Program, the Company may issue from time to time on a private placement basis unsecured commercial paper notes (the “Notes”).

In connection with the Commercial Paper Program, the Company has amended and restated its pre-existing Dealer Agreements and entered or will enter into one or more new Dealer Agreements (collectively, the “Dealer Agreements”) with certain financial institutions (the “Dealers”) pursuant to which the Dealers will either purchase from the Company or arrange for the sale by the Company of Notes under the Commercial Paper Program. The Dealer Agreements contain customary representations, warranties, covenants and indemnification provisions typical for the issuance of commercial paper. The maturities of the Notes will vary but may not exceed 397 days from the date of issuance, and the Notes will be sold at a negotiated discount from par or will bear interest at a negotiated rate on a fixed or floating basis.

The foregoing description of the Dealer Agreements is qualified in its entirety by reference to the form of Dealer Agreement, a copy of which is attached hereto as Exhibit 10.3, and incorporated by reference herein.

Item 1.02.     Termination of a Material Definitive Agreement.

On July 7, 2017, the Company terminated the 2014 Credit Agreement and the related Subsidiary Guarantee Agreement in connection with and as a condition of entering into the Credit Agreement. The Company did not incur any early termination penalty in connection with the termination of such agreements.

A description of the 2014 Credit Agreement and the related Subsidiary Guarantee Agreements are included in the Company’s Current Report on Form 8-K filed on June 18, 2014, and is incorporated by reference herein.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference in this Item 2.03.

Item 9.01.     Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1

Credit Agreement, dated as of July 7, 2017, by and among Molson Coors Brewing Company, Molson Coors Brewing Company (UK) Limited, Molson Canada 2005, Molson Coors Canada Inc. and Molson Coors International LP, the Lenders party thereto, Citibank, N.A., as Administrative Agent and an Issuing Bank, and Bank of America, N.A. and The Bank of Tokyo Mitsubishi UFJ, LTD., as Issuing Banks.

10.2

Subsidiary Guarantee Agreement, dated as of July 7, 2017, by and among Molson Coors Brewing Company, Molson Coors International LP, MillerCoors LLC, Coors Brewing Company, CBC Holdco LLC, CBC Holdco 2 LLC, CBC Holdco 3, Inc., MC Holding Company LLC, Newco3, Inc., Molson

Coors Holdco Inc., MillerCoors Holdings LLC, Jacob Leinenkugel Brewing Co., LLC, Molson Coors International General, ULC, Coors International Holdco 2, ULC, Molson Coors Callco ULC, Molson Canada 2005, Molson Coors Canada Inc., Molson Coors Canada Holdco, ULC, Molson Holdco, ULC, 3230600 Nova Scotia Company, Molson Inc., Molson Canada 1 ULC, Molson Canada 2 ULC, Molson Canada 3 ULC, Molson Coors Brewing Company (UK) Limited, Molson Coors (UK) Holdings LLP, Molson Coors Holdings Limited, Golden Acquisition, and Citibank, N.A., as Administrative Agent.

10.3	Form of Commercial Paper Dealer Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY

Date:	July 12, 2017	By:	/s/ E. Lee Reichert
E. Lee Reichert
Deputy Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1

Credit Agreement, dated as of July 7, 2017, by and among Molson Coors Brewing Company, Molson Coors Brewing Company (UK) Limited, Molson Canada 2005, Molson Coors Canada Inc. and Molson Coors International LP, the Lenders party thereto, Citibank, N.A., as Administrative Agent and an Issuing Bank, and Bank of America, N.A. and The Bank of Tokyo Mitsubishi UFJ, LTD., as Issuing Banks.

10.2

Subsidiary Guarantee Agreement, dated as of July 7, 2017, by and among Molson Coors Brewing Company, Molson Coors International LP, MillerCoors LLC, Coors Brewing Company, CBC Holdco LLC, CBC Holdco 2 LLC, CBC Holdco 3, Inc., MC Holding Company LLC, Newco3, Inc., Molson Coors Holdco Inc., MillerCoors Holdings LLC, Jacob Leinenkugel Brewing Co., LLC, Molson Coors International General, ULC, Coors International Holdco 2, ULC, Molson Coors Callco ULC, Molson Canada 2005, Molson Coors Canada Inc., Molson Coors Canada Holdco, ULC, Molson Holdco, ULC, 3230600 Nova Scotia Company, Molson Inc., Molson Canada 1 ULC, Molson Canada 2 ULC, Molson Canada 3 ULC, Molson Coors Brewing Company (UK) Limited, Molson Coors (UK) Holdings LLP, Molson Coors Holdings Limited, Golden Acquisition, and Citibank, N.A., as Administrative Agent.

10.3	Form of Commercial Paper Dealer Agreement.